Exhibit 99.1

Exterran Corporation Receives Expected
New York Stock Exchange Notice Regarding Delinquent Filing

HOUSTON, May 25, 2016 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today announced that, as expected, on May 24, 2016 it received a notice from the New York Stock Exchange (the “NYSE”) notifying the Company of its failure to meet a NYSE listing standard resulting from the Company’s inability to timely file its quarterly report on Form 10-Q for the quarter ended March 31, 2016 (the “first quarter 2016 Form 10-Q”), as provided by Rule 802.01E of the NYSE Listed Company Manual.

As previously disclosed, the Company was unable to timely file its first quarter 2016 Form 10-Q with the Securities and Exchange Commission (the “SEC”) because of the Company’s ongoing internal investigation by the Audit Committee of the Board of Directors into certain accounting items relating to its Belleli Energy subsidiary.

The Company has until November 16, 2016 to cure the delinquency associated with its inability to file the first quarter 2016 10-Q. The NYSE may, in its discretion, extend the initial cure period for up to six months after November 16, 2016. Subject to the NYSE’s ongoing oversight and review, the Company can regain compliance during the cure period by filing its first quarter 2016 10-Q with the SEC.

It is the Company’s goal to file the 2016 Form 10-Q with the SEC within the applicable cure periods and continue to be listed on the NYSE.

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a market leader in compression, production and processing products and services, serving customers throughout the world engaged in all aspects of the oil and natural gas industry. Its global product lines include natural gas compression, process & treating and production equipment and water treatment solutions. Outside the United States, Exterran Corporation is a leading provider of full-service natural gas contract compression and a supplier of new, used, OEM and aftermarket parts and services. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 30 countries.

For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Corporation’s (“Exterran”) control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, Exterran’s expectations regarding the anticipated timing and results of the Audit Committee’s internal investigation; the anticipated timing for filing restated financial statements with the SEC; and the impact and materiality of errors on the Company’s financial statements.

While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are unanticipated delays in completing the Audit Committee’s internal investigation, the preparation and audit of the Company’s previously filed financial statements and the implementation of changes to the Company’s internal controls and procedures.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2015, Exterran’s Registration Statement on Form 10 and Exterran’s other filings with the SEC, which are available at www.exterran.com. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

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